EXHIBIT 1A - 15

TECHSOUP GLOBAL NETWORK PARTNER LIST

Partner’s Name	TechSoup Program Name	Home Country
WINGU	On-going projects	Argentina
Connecting Up	Product Donations, NGOsource, Validation Services	Australia
Fundraising Verband Austria	Outreach and Marketing	Austria
SOCIALware asbl	Product Donations, Validation Services	Belgium; Luxembourg; Netherlands
U.G. Zašto ne	Projects	Bosnia & Herzegovina
Masta Agency (a social enterprise affiliated with Mozaik Foundation)	Product Donations, Validation Services	Bosnia & Herzegovina
Associação Telecentro de Informação e Negócios (ATN) (Telecentre Association of Business and Information)	Product Donations, NGOsource, Validation Services	Brazil
Фондация “Работилница за Граждански Инициативи”(Workshop for Civic Initiatives Foundation)	Product Donations, Validation Services	Bulgaria
Center for Social Innovation	Product Donations, NGOsource, Validation Services	Canada
El Comité para la Democratización de la Informática (CDI Chile) (Committee for the Democratization of Information Technology)	Product Donations, Validation Services	Chile
恩派 (NPI) (Non Profit Incubator)	Product Donations, Validation Services	China
NGO 2.0	Ongoing projects	China
MAKAIA Asesoría Internacional	Product Donations, Validation Services	Colombia
Sdružení VIA (VIA Foundation)	Product Donations, Validation Services	Czech Republic
Frivilligcentre & Selvhjælp (FriSe)	Marketing and Outreach	Denmark
Professional Development Foundation	Product Donations, Validation Services	Egypt
ALLIANSSI	Marketing and Outreach	Finland
Les Ateliers du Bocage	Product Donations, Validation Services	France
Europe Foundation	Marketing and Outreach	Georgia

June 2019

TECHSOUP GLOBAL NETWORK PARTNER LIST

Partner’s Name	TechSoup Program Name	Home Country
Haus des Stiftens gGmbH	Product Donations, Validation Services	Germany
West Africa Civil Society Institute (WACSI)	Product Donations, Validation Services	Ghana
Impact Hub Athens	Product Donations, Validation Services	Greece
香港社會服務聯會 (The Hong Kong Council of Social Service)	Product Donations, NGOsource, Validation Services	Hong Kong
Nonprofit Információs és Oktató Központ Alapítvány (NIOK Foundation)	Product Donations, Validation Services	Hungary
K-Monitor	Ongoing projects	Hungary
GuideStar India	GuideStar International	India
NASSCOM Foundation	Product Donations, Validation Services, NGOsource	India
ASEAN Foundation	Ongoing projects	Indonesia
Kitabisa	Ongoing projects	Indonesia
Enclude Limited	Product Donations, Validation Services	Ireland
Rashi Foundation	Product Donations, Validation Services	Israel
SocialTechno Impresa Sociale Srl	Product Donations, Validation Services	Italy
日本NPOセンター (Japan NPO Center)	Product Donations, Validation Services	Japan
Kenya Community Development Foundation (KCDF)	Product Donations, Validation Services	Kenya
(사) 비영리IT지원센터 (NPO IT) (Nonprofit IT Support Center)	Product Donations, Validation Services	Korea (South)
Метаморфозис (Metamorphosis Foundation)	Product Donations, Validation Services	Macedonia
Yayasan Salam Malaysia	Ongoing projects	Malaysia

June 2019

TECHSOUP GLOBAL NETWORK PARTNER LIST

Partner’s Name	TechSoup Program Name	Home Country
Centro Mexicano para la Filantropía (Cemefi) (Mexican Center for Philanthropy)	Product Donations, NGOsource, Validation Services	Mexico
Centar za razvoj nevladinih organizacija (CRNVO) (Center for the Development of Non-Governmental Organizations)	Projects	Montenegro
Stichting GeefGratis	Marketing and Outreach	Netherlands
Frivillighet Norge (The Association of NGOs in Norway)	Marketing and Outreach	Norway
ASSIST	Ongoing projects	Philippines
CODE-NGO	Ongoing projects	Philippines
Fundacja ePaństwo	Projects	Poland
Stocznia Wiedza dla praktyki (“Shipyard”)	Projects	Poland
Entrajuda	Product Donations, Validation Services	Portugal
Asociatia TechSoup Romania	Product Donations, Validation Services	Romania
Teplitsa. Technologies for Social Good / Spiro LLC	Product Donations, Validation Services	Russia
التحول التقني (Tech Trans)	Projects	Saudi Arabia
National Council of Social Service	Ongoing projects	Singapore
Pontis Foundation	Product Donations, Validation Services	Slovakia
Zavod MISSS (Youth Information and Counseling Center)	Product Donations, Validation Services	Slovenia
Phambano Technology Development Centre	Product Donations, NGOsource, Validation Services	South Africa

June 2019

TECHSOUP GLOBAL NETWORK PARTNER LIST

Partner’s Name	TechSoup Program Name	Home Country
ILLUNION , Estudios y Proyectos	Product Donations, Validation Services	Spain
Forum för Frivilligt Socialt Arbete (National Forum for Voluntary Social Work)	Product Donations, Validation Services	Sweden
開拓文教基金會 (Frontier Foundation)	Product Donations, Validation Services	Taiwan
Sivil Toplum Geliştirme Merkezi (STGM) (Civil Society Development Center Association)	Product Donations, Validation Services	Turkey
Ресурсний центр ГУРТ (GURT Resource Center)	Product Donations, Validation Services	Ukraine
Civil Network OPORA	Ongoing projects	Ukraine
Technology Trust (TT)	Product Donations, NGOsource, Validation Services	United Kingdom
Lin Center for Community Development	Ongoing projects	Vietnam
ActionSEE	Ongoing projects	Multi-Country Europe

June 2019

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